UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

___________________________________________________________

Mountains West Exploration, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Mexico	0-9500	85-0280415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Butterfield Road, Suite 1050, Downers Grove, IL 60515

(Address of Principal Executive Offices, Including Zip Code)

(630) 271-8590

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure Of Directors Or Principal Officer; Election Of Directors; Appointment Of Principal Officers
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits

Signatures

Exhibit Index

Item 5.02	Departure Of Directors Or Principal Officer; Election Of Directors; Appointment Of Principal Officers.

Mr. Lee Wiskowski has tendered his resignation as the current President of Mountains West Exploration, Inc. (the “Corporation”), effective September 19, 2007. Mr. Wiskowski will continue to serve as Co-Chief Executive Officer of the Corporation.

On September 19, 2007, the Corporation entered into an employment letter (the “Letter Agreement”) with Larry Malone appointing Mr. Malone as the Corporation’s President and Chief Operating Officer (“COO”).

The major terms of the Letter Agreement are briefly summarized here. Such Letter Agreement shall be filed in accordance with SEC rules and regulations. Mr. Malone’s annual salary shall be $240,000. Mr. Malone will also be entitled to participate in other benefits, perquisites, vacation days, benefit plans or programs of the Corporation which are available generally to Corporation executives. In addition, Mr. Malone will receive stock options to purchase 7% of the Corporation’s total outstanding fully diluted shares with a strike price equal to $0.51. 40% of such options vested upon the execution of the Letter Agreement and 20% shall vest in annual increments upon each of the first three anniversaries of the Letter Agreement. The Corporation and Mr. Malone are in the process of finalizing a related employment agreement and option agreement.

Prior to joining the Corporation, Mr. Malone served as President of BT Infonet USA, a $121 million division of BT Infonet Services Corp, providing cross-border managed data communication services for 3,600+ multi-national companies. Earlier in his career, Mr. Malone was Executive Vice-President at Viatel, a telecommunication and broadband service provider to corporations, ISPs, VOIP carriers, application service providers, incumbent operators and second-tier carriers in North America and Europe. Mr. Malone holds a BS degree in Economics, St. Peter’s College.

On September 19, 2007, the Corporation entered into an employment letter (the “Hauschild Letter Agreement”) with Don Hauschild appointing Mr. Hauschild the Corporation’s Chief Information Officer (“CIO”).

The major terms of the Hauschild Letter Agreement are briefly summarized here. The Hauschild Letter Agreement shall be filed in accordance with SEC rules and regulations. Mr. Hauschild’s annual salary shall be $200,000. Mr. Hauschild will also be entitled to participate in other benefits, perquisites, vacation days, benefit plans or programs of the Corporation which are available generally to Corporation executives. In addition, Mr. Hauschild will receive stock options to purchase 5% of the Corporation’s total outstanding fully diluted shares with a strike price equal to $0.51. 40% of such options vested upon the execution of the Hauschild Letter Agreement and 20% shall vest in annual increments upon each of the first three anniversaries of the Hauschild Letter Agreement. Mr. Hauschild’s employment will be at will.

Prior to joining the Corporation, Mr. Hauschild served as President of Frontrunner Network Systems, Inc. (FNS), a subsidiary of Capital Growth Systems, Inc., since March 2005.  Prior to FNS, Mr. Hauschild held executive and consulting positions with micro-cap startup companies and consulting firms including as CEO and board member of QS Software Co., EVP of consulting services with Answerport, Inc., and VP of business development with Communications Infrastructure Development Corp.  Mr. Hauschild worked for Ernst & Young, LLP Management Consulting for 12 years where he served as a partner in the Chicago and Milwaukee offices from October 1993 through March 2000.  Mr. Hauschild is a graduate of Roosevelt University.

None of Mr. Malone’s or Mr. Hauschild’s family members hold an executive office or a seat on the Board of Directors of the Corporation.

Item 7.01.	Regulation FD Disclosure.

On September 25, 2007, the Corporation issued a press release announcing the appointment of Mr. Malone as President and COO and Mr. Hauschild as CIO. This press release is filed herewith as Exhibit 99.1.

On September 20, 2007, the Corporation issued a press release announcing that the Corporation entered into a letter of intent to acquire SDS, LLC (“SDS”). The letter of intent is non-binding. No assurance can be given that this transaction will be consummated. The press release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release entitled “Mountains West Exploration Names Larry Malone President and Chief Operating Officer ; Don Hauschild CIO” dated September 25, 2007.

Exhibit 99.2	Press Release entitled “Mountains West Signs Letter of Intent to Acquire Secured Digital Storage” dated September 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAINS WEST EXPLORATION, INC.
By:	/s/ Lee Wiskowski
Lee Wiskowski,
Co-Chief Executive Officer

Dated: September 25, 2007

EXHIBIT INDEX

Exhibit 99.1      Press Release entitled “Mountains West Exploration Names Larry Malone President and Chief Operating Officer; Don Hauschild CIO” dated September 25, 2007.

Exhibit 99.2      Press Release entitled “Mountains West Signs Letter of Intent to Acquire Secured Digital Storage” dated September 20, 2007.